Exhibit 99.1

For more information, contact:
Joseph W. Kiley III, President and Chief Executive Officer
Rich Jacobson, Executive Vice President and Chief Financial Officer
(425) 255-4400

First Financial Northwest, Inc. Appoints Cindy L. Runger to its Board of Directors
Renton, Washington – August 16, 2021 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today announced that the Company’s Nominating and Corporate Governance Committee proposed, and the Board of Directors approved, the appointment of Cindy L. Runger to the Board of Directors of the Company effective August 13, 2021. She was also appointed to serve on the Company’s Audit/Compliance/Risk Committee, Investment and Asset/Liability Committee and Internal Asset Review Committee. Ms. Runger was also appointed to the Boards of Directors of the Bank and the Company’s non-financial institution subsidiary, First Financial Diversified Corporation (“FFD”).
“We are pleased to welcome Ms. Runger to our Boards of Directors,” said Ralph C. Sabin, Chairman of the Board of Directors. “Cindy is an accomplished business development and finance executive, lawyer, and board member with over 18 years of experience driving sales and profit growth for global financial giants, as well as delivering relevant expertise in corporate strategy, risk management, investment management, cross-cultural relations and regulatory compliance. Cindy has over 25 years of active engagement in nonprofit leadership and community relations. She will bring valuable insights and a diverse perspective to the Company and the Bank.”
Ms. Runger’s leadership path began as an attorney for the Washington State Senate from 1994 until 2000. In 1999, Governor Gary Locke’s administration appointed her to head the Legislative and Public Affairs Division for the Department of General Administration, where she served until 2001. From 2001 to 2002, Ms. Runger was a Strategy Consultant for CRB Strategies. In 2002, she pivoted to become an financial advisor with Piper Jaffray, and through a series of roles of greater responsibility with Piper Jaffray, RBC Wealth Management, and J.P. Morgan in the intervening years, culminated in her career as Senior Vice President/Private Client Advisor leading multi-disciplinary teams of lawyers, trust officers, portfolio managers, credit officers, and insurance advisors at U.S. Trust from 2014 until 2017. Ms. Runger served as an independent Board Director for UniBank, a Korean-American community bank serving the Pacific Northwest, from 2017 to 2020. She has received many distinguished recognitions, including “Directors to Watch: Stalwarts of Corporate Governance” by Private Director Magazine and “Top Community Contributor” by NW Asian Weekly in 2018. Ms. Runger served as a member and past President of the Rotary Club of Seattle from 2005 to 2019. Ms. Runger holds a Juris Doctor degree from Gonzaga University School of Law and a Bachelor of Arts degree from Gonzaga University and has served as a Gonzaga University Regent since 2016.

First Financial Northwest, Inc. was recognized by 2020 Women on Boards as a Winning “W” company for 2019, with at least 20% women on its board of directors. With today’s announcement, women now comprise 38% of the Board of Directors.
First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank, an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 15 full-service banking offices. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.
Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.